Exhibit 21.1

Subsidiaries of the Registrant

Axalta Coating Systems Dutch Holding B B.V.	Netherlands

Axalta Coating Systems U.S. Holdings, Inc.	Delaware (USA)

Axalta Coating Systems Dutch Holding A B.V.	Netherlands

Axalta Coating Systems U.S., Inc.	Delaware (USA)

Axalta Coating Systems Asia Holding B.V.	Netherlands

Axalta Coating Systems Beteiligungs GmbH	Germany

Axalta Coating Systems Deutschland Holding GmbH & Co. KG	Germany

Axalta Coating Systems EMEA Holding B.V.	Netherlands

Axalta Coating Systems Finance 1 S.à r.l.	Luxembourg

Axalta Coating Systems Finance 2 S.à r.l.	Luxembourg

Axalta Coating Systems Germany GmbH	Germany

Coatings Foreign IP Co. LLC	Delaware (USA)

Axalta Coating Systems IP Co. LLC	Delaware (USA)

Axalta Coating Systems Luxembourg Holding 2 S.à r.l.	Luxembourg

Axalta Coating Systems Luxembourg Holding S.à r.l.	Luxembourg

Axalta Coating Systems Singapore Holding Pte. Ltd.	Singapore

Axalta Coating Systems UK Holding Limited	United Kingdom

Axalta Coating Systems Verwaltungs GmbH	Germany

Axalta Coating Systems, LLC	Delaware (USA)

Axalta Coating Systems Belgium BVBA	Belgium

Dutch Coatings Co. 1 B.V.	Netherlands

Axalta Coating Systems Dutch Co. Top Cooperatief U.A.	Netherlands

Axalta Coating Systems (Changchun) Co. Ltd.	China